Exhibit 99.1

FLEXION THERAPEUTICS, INC.

CHANGE IN CONTROL BONUS PLAN

APPROVED BY THE BOARD OF DIRECTORS: AUGUST 27, 2014

Section 1.	INTRODUCTION.

The Flexion Therapeutics, Inc. Change in Control Bonus Plan (the “Plan”) is hereby established effective August 27, 2014 (the “Effective Date”). The purpose of the Plan is to provide for the payment of annual performance bonuses to eligible employees of Flexion Therapeutics, Inc. (the “Company”) in the event that such employees become subject to involuntary or constructive terminations in connection with a change in control of the Company. Except as otherwise provided in an individual Participation Agreement, the benefits under this Plan shall be in addition to, and shall not supersede, any severance or change in control benefit plan, policy or practice previously maintained by the Company, including any severance or change in control benefits set forth in any individually negotiated employment contract or agreement between the Company and an employee. This Plan document also is the Summary Plan Description for the Plan.

For purposes of the Plan, the following terms are defined as follows:

(a) “Affiliate” means any corporation (other than the Company) in an “unbroken chain of corporations” beginning with the Company, if each of the corporations other then the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

(b) “Board” means the Board of Directors of the Company; provided, however, that if the Board has delegated authority to administer the Plan to the Compensation Committee of the Board, then “Board” shall also mean the Compensation Committee.

(c) “Cause” means, with respect to a particular employee, the meaning ascribed to such term in any written employment agreement, offer letter or similar agreement between such employee and the Company defining such term, and, in the absence of such agreement, means with respect to such employee, the occurrence of any of the following events: (i) such employee’s commission of any felony or any crime involving fraud; (ii) such employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; or (iv) such employee’s repeated and willful failure to satisfactorily perform such employee’s job duties after thirty (30) days written notice of such deficiency and an opportunity to cure (of at least fifteen (15) business days) or (v) such employee’s engaging or participating in any activity which is directly competitive with or injurious to the Company or which violates any material provisions of such employee’s Proprietary Information and Inventions Agreement with the Company (if applicable) which remains uncured after thirty (30) days written notice thereof. The determination whether a termination is for Cause shall be made by the Plan Administrator in its sole and exclusive judgment and discretion.

(d) “Change in Control” means a “Change in Control” as defined in the Company’s 2013 Equity Incentive Plan, as may be amended from time to time, including any successor plan thereto.

(e) “Change in Control Period” means the period commencing one (1) month prior to the Closing and ending twelve (12) months following the Closing.

(f) “Closing” means the initial closing of the Change in Control as defined in the definitive agreement executed in connection with the Change in Control. In the case of a series of transactions constituting a Change in Control, “Closing” means the first closing that satisfies the threshold of the definition for a Change in Control.

(g) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Company” means Flexion Therapeutics, Inc. or, following a Change in Control, the surviving entity resulting from such event.

(i) “Covered Termination” means an Involuntary Termination that occurs within the Change in Control Period. For such purposes, if the events giving rise to an employee’s right to resign for Good Reason arise within the Change in Control Period, and the employee’s resignation occurs not later than thirty (30) days after the expiration of the Cure Period (as defined below), such termination shall be a Covered Termination.

(j) “Eligible Employee” means an employee of the Company that meets the requirements to be eligible to receive Plan benefits as set forth in Section 2.

(k) “Good Reason” for an employee’s resignation means the occurrence of any of the following events, conditions or actions taken by the Company without Cause and without such employee’s written consent: (i) a material reduction of such employee’s annual base salary as in effect on the effective date of the Change in Control or as increased thereafter; provided, however, that Good Reason shall not be deemed to have occurred in the event of a reduction in employee’s annual base salary that is pursuant to a salary reduction program affecting substantially all of the employees of the Company at employee’s level and that does not adversely affect the employee to a greater extent than other similarly situated employees; (ii) a material reduction in such employee’s authority, duties or responsibilities as in effect immediately prior to the effective date of the Change in Control; provided, however, that a change in employee’s title or reporting relationships shall not alone provide the basis for a voluntary termination with Good Reason; (iii) a relocation of such employee’s principal place of employment with the Company to a place that increases such employee’s one-way commute by more than fifty (50) miles as compared to such employee’s then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business); or (iv) a material breach by the Company of any provision of this Plan or any other material agreement between employee and the Company concerning the terms and conditions of employee’s employment; provided, however, that in each case above, in order for the employee’s resignation to be deemed to have been for Good Reason, the employee must first give the Company written notice of the action or omission giving rise to “Good Reason” within thirty (30) days after the first occurrence thereof; the Company must fail to reasonably cure such action or omission within thirty (30) days after receipt of such notice (the “Cure Period”), and the employee’s resignation must be effective not later than thirty (30) days after the expiration of such Cure Period.

(l) “Involuntary Termination” means a termination of employment that is due to: (1) a termination by the Company without Cause (and other than due to employee’s death or disability) or (2) an employee’s resignation for Good Reason.

(m) “Participation Agreement” means an agreement between an employee and the Company in substantially the form of Appendix A attached hereto, and which may include such other terms as the Board deems necessary or advisable in the administration of the Plan.

(n) “Plan Administrator” means the Board prior to the Closing and the Representative upon and following the Closing.

(o) “Representative” means one or more members of the Board or other persons or entities designated by the Board prior to or in connection with a Change in Control that will have authority to administer and interpret the Plan upon and following the Closing as provided in Section 7(a).

Section 2.	ELIGIBILITY FOR BENEFITS.

(a) Eligible Employee. An employee of the Company is eligible to participate in the Plan if (i) the Board has designated such employee as eligible to participate in the Plan by providing such person with a Participation Agreement; (ii) such employee has signed and returned such Participation Agreement to the Company within the period specified therein; (iii) such employee’s employment with the Company terminates due to a Covered Termination; and (iv) such employee meets the other Plan eligibility requirements set forth in this Section 2. The determination of whether an employee is an Eligible Employee shall be made by the Plan Administrator, in its sole discretion, and such determination shall be binding and conclusive on all persons.

(b) Release Requirement. In order for an employee to be eligible to receive benefits under the Plan, upon a Covered Termination, the employee also must execute a general waiver and release of claims in such form as provided by and acceptable to the Company (the “Release”), within the applicable time period set forth therein, which shall not be more than fifty (50) days following the date of the applicable Covered Termination, and such Release must become effective in accordance with its terms.

(c) Exceptions to Benefit Entitlement. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in the following circumstances, as determined by the Plan Administrator in its sole discretion:

(1) The employee voluntarily terminates employment with the Company without Good Reason, or terminates employment due to the employee’s death or disability. Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled date.

(2) The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an Affiliate.

(3) The employee is offered an identical or substantially equivalent or comparable position with the Company or an Affiliate. For purposes of the foregoing, a “substantially equivalent or comparable position” is one that provides the employee substantially the same level of responsibility and compensation and would not give rise to the employee’s right to resign for Good Reason.

(4) The employee is offered immediate reemployment by a successor to the Company or an Affiliate or by a purchaser of the Company’s assets, as the case may be, following a Change in Control and the terms of such reemployment would not give rise to the employee’s right to resign for Good Reason. For purposes of the foregoing, “immediate reemployment” means that the employee’s employment with the successor to the Company or an Affiliate or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay or benefits as a result of the change in ownership of the Company or the sale of its assets.

(5) The employee is rehired by the Company or an Affiliate and recommences employment prior to the date benefits under the Plan are scheduled to commence.

Section 3.	AMOUNT OF BENEFIT.

(a) Bonus Payment. Upon a Covered Termination, if an Eligible Employee meets all of the other eligibility requirements set forth in the Plan, including without limitation, executing an effective Release described in Section 2(b) above, the Eligible Employee will be entitled to the annual target cash bonus established for the Eligible Employee, if any, pursuant to the annual performance bonus or annual variable compensation plan established by the Board Compensation Committee of the Board (or any authorized committee or designee thereof) for the year in which the Covered Termination occurs. If at the time of the Covered Termination an Eligible Employee is eligible for the annual target cash bonus for the year in which Covered Termination occurs, but the target percentage for such bonus has not yet been established for such year, the target percentage shall be the target percentage established for the Eligible Employee for the preceding year (but adjusted, if necessary for the Eligible Employee’s position for the year in which the Covered Termination occurs). For the avoidance of doubt, the amount of the annual target bonus to which the Eligible Employee is entitled under this Section 3(a) will be calculated (1) assuming corporate and individual performance, if applicable, for the year of the Covered Termination was achieved at target levels; (2) as if the Eligible Employee had provided services for the entire year for which the bonus relates; and (3) ignoring any reduction in the Eligible Employee’s base salary that would give rise to the Eligible Employee’s right to resign for Good Reason (such bonus to which the Eligible Employee is entitled under this Section 3(a), the “Annual Target Bonus”). The Annual Target Bonus shall be paid to the Eligible Employee in a lump sum cash payment within ten (10) business days following the later of (i) the effective date of the Release or (ii) the Closing.

(b) Additional Benefits. Notwithstanding the foregoing, the Company may, in its sole discretion, provide benefits to employees or consultants who are not Eligible Employees (“Non-Eligible Employees”) chosen by the Board, in its sole discretion, and the provision of any such benefits to a Non-Eligible Employee shall in no way obligate the Company to provide such benefits to any other Non-Eligible Employee, even if similarly situated. If benefits under the Plan are provided to a Non-Eligible Employee, references in the Plan to “Eligible Employee” (and similar references) shall be deemed to refer to such Non-Eligible Employee.

(c) Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce an Eligible Employee’s benefits under the Plan, in whole or in part, by any other severance benefits, pay and benefits provided during a period following written notice of a plant closing or mass layoff, pay and benefits in lieu of such notice, or other similar benefits payable to the Eligible Employee by the Company or an Affiliate that become payable in connection with the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any other similar state law, (ii) any individually negotiated employment contract or agreement or any other written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment, and the Plan Administrator shall so construe and implement the terms of the Plan. Any such reductions that the Company determines to make pursuant to this Section 3(c) shall be made such that any benefit under the Plan shall be reduced solely by any similar type of benefit under such legal requirement, agreement, policy or practice (i.e., any cash severance benefits under the Plan shall be reduced solely by any cash payments or severance benefits under such legal requirement, agreement, policy or practice). The Company’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the benefits of any other

Eligible Employee, even if similarly situated. In the Company’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

(d) Parachute Payments. Any provision of the Plan to the contrary notwithstanding, if any payment or benefit an Eligible Employee will or may receive from the Company pursuant to the Plan or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment pursuant to this Plan or otherwise (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for the Eligible Employee. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”). Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A (as defined in Section 5 below) that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for the Eligible Employee as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

Unless the Eligible Employee and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the change of control transaction triggering the Payment shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change of control transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to the Eligible Employee and the Company within fifteen (15) calendar days after the date on which the Eligible Employee’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by the Eligible Employee or the Company) or such other time as requested by the Eligible Employee or the Company.

If the Eligible Employee receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of the first paragraph of this Section 3(d) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, you shall promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of the first paragraph of this Section 3(d) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) in the first paragraph of this Section 3(d), the Eligible Employee shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

Section 4.	RETURN OF COMPANY PROPERTY.

An Eligible Employee will not be entitled to any benefit under the Plan unless and until the Eligible Employee returns all Company Property. For this purpose, “Company Property” means all Company documents (and all copies thereof) and other Company property which the Eligible Employee had in his or her possession at any time, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).

Section 5.	TIME OF PAYMENT AND FORM OF BENEFIT.

All payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company on his or her termination date, the Company reserves the right to offset any payments under the Plan by the amount of such indebtedness. All benefits provided under the Plan are intended to satisfy the requirements for an exemption from application of Section 409A of the Code to the maximum extent that an exemption is available and any ambiguities herein shall be interpreted accordingly; provided, however, that to the extent such an exemption is not available, the benefits provided under the Plan are intended to comply with the requirements of Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly.

Notwithstanding anything to the contrary set forth herein, any payments and benefits provided under the Plan that constitute “deferred compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) shall not commence in connection with an Eligible Employee’s termination of employment unless and until the Eligible Employee has also incurred a “separation from service,” as such term is defined in Treasury Regulations Section 1.409A-1(h) (“Separation from Service”), unless the Company reasonably determines that such amounts may be provided to the Eligible Employee without causing the Eligible Employee to incur the adverse personal tax consequences under Section 409A.

It is intended that (i) each installment of any benefits payable under the Plan to an Eligible Employee be regarded as a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), (ii) all payments of any such benefits under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4) and 1.409A-1(b)(9). However, if the Company determines that any such benefits payable under the Plan constitute “deferred compensation” under Section 409A and the Eligible Employee is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the imposition of the adverse personal tax consequences under Section 409A, (A) the timing of such benefit payments shall be delayed until the earlier of (1) the date that is six (6) months and one (1) day after the Eligible Employee’s Separation from Service and (2)

the date of the Eligible Employee’s death (such applicable date, the “Delayed Initial Payment Date”), and (B) the Company shall (1) pay the Eligible Employee a lump sum amount equal to the sum of the benefit payments that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the benefits had not been delayed pursuant to this paragraph and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

In no event shall payment of any benefits under the Plan be made prior to an Eligible Employee’s termination date or prior to the effective date of the Release. If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, and the Eligible Employee’s Separation from Service occurs at a time during the calendar year when the Release could become effective in the calendar year following the calendar year in which the Eligible Employee’s Separation from Service occurs, then regardless of when the Release is returned to the Company and becomes effective, the Release will not be deemed effective any earlier than the latest permitted effective date, which shall in no event be later than sixty (60) days following the Eligible Employee’s Separation from Service (the “Release Deadline”). If the Company determines that any payments or benefits provided under the Plan constitute “deferred compensation” under Section 409A, then except to the extent that payments may be delayed until the Delayed Initial Payment Date pursuant to the preceding paragraph, on the first regular payroll date following the effective date of an Eligible Employee’s Release, the Company shall (1) pay the Eligible Employee a lump sum amount equal to the sum of the benefit payments that the Eligible Employee would otherwise have received through such payroll date but for the delay in payment related to the effectiveness of the Release and (2) commence paying the balance, if any, of the benefits in accordance with the applicable payment schedule.

Section 6.	REEMPLOYMENT.

In the event of an Eligible Employee’s reemployment by the Company during the period of time in respect of which benefits pursuant to the Plan have been paid, the Company, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such benefits as a condition of reemployment.

Section 7.	RIGHT TO INTERPRET AND ADMINISTER PLAN; AMENDMENT AND TERMINATION.

(a) Interpretation and Administration. Prior to the Closing, the Board shall be the Plan Administrator and shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Board shall be binding and conclusive on all persons. Upon and after the Closing, the Plan will be interpreted and administered in good faith by the Representative who shall be the Plan Administrator during such period. All actions taken by the Representative in interpreting the terms of the Plan and administering the Plan upon and after the Closing will be final and binding on all Eligible Employees. Any references in this Plan to the “Board” or “Plan Administrator” with respect to periods following the Closing shall mean the Representative.

(b) Amendment. The Plan Administrator reserves the right to amend this Plan at any time; provided, however, that any amendment of the Plan will not be effective as to a particular employee who is or may be adversely impacted by such amendment or termination and has an effective Participation Agreement without the written consent of such employee. Any action amending the Plan shall be in writing and executed by the Company’s Chairman of the Board (prior to the Closing) or the Representative (following the Closing).

(c) Termination. The Plan will automatically terminate following satisfaction of all the Company’s obligations under the Plan.

Section 8.	NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

Section 9.	LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”) and, to the extent not preempted by ERISA, the laws of the State of Massachusetts.

Section 10.	CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:

Flexion Therapeutics, Inc.

Board of Directors

10 Mall Road, Suite 301

Burlington, MA 01803

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 10(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Flexion Therapeutics, Inc.

Board of Directors

10 Mall Road, Suite 301

Burlington, MA 01803

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(1) the specific reason or reasons for the denial;

(2) references to the specific Plan provisions upon which the denial is based;

(3) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an Eligible Employee’s claim or appeal within the relevant time limits specified in this Section 10, the Eligible Employee may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

Section 11.	BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all cash payments under the Plan shall be paid only from the general assets of the Company.

Section 12.	OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 26-1388364. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 502.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

In addition, service of legal process may be made upon the Plan Administrator.

(d) Plan Sponsor. The “Plan Sponsor” is:

Flexion Therapeutics, Inc.

10 Mall Road, Suite 301

Burlington, MA 01803

(781) 305-7777

(e) Plan Administrator. The Plan Administrator is the Board prior to the Closing and the Representative upon and following the Closing. The Plan Administrator’s contact information is:

Flexion Therapeutics, Inc.

Board of Directors or Representative

10 Mall Road, Suite 301

Burlington, MA 01803

(781) 305-7777

The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 13.	STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Flexion Therapeutics, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

(a) Receive Information About Your Plan and Benefits.

(1) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(2) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(3) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each Eligible Employee with a copy of this summary annual report.

(b) Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan Eligible Employees, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Eligible Employees and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

(d) Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

APPENDIX A

FLEXION THERAPEUTICS, INC.

CHANGE IN CONTROL BONUS PLAN

PARTICIPATION AGREEMENT

Name:

You have been designated as eligible to participate in the Flexion Therapeutics, Inc. Change in Control Bonus Plan (the “Plan”), a copy of which is attached to this Participation Agreement (the “Agreement”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

Subject to the terms of the Plan, if you incur a Covered Termination, and meet all the other eligibility requirements set forth in the Plan, you will receive the Annual Target Bonus as set forth in Section 3 of the Plan. You are encouraged to read the Plan in its entirety.

As a condition to participation in the Plan, you hereby acknowledge that the benefits that may be provided to you under the Plan are subject to all of the terms of the Plan which is incorporated into and becomes part of this Agreement, including but not limited to the reductions under Section 3 of the Plan. Furthermore, you acknowledge that this Agreement and the Plan do not supersede, replace or otherwise alter your Proprietary Information and Inventions Agreement with the Company.

To indicate your acceptance of the terms of this Agreement and to participate in the Plan, please sign and date this Agreement in the space provided below and return it to             no later than             ,             .

Flexion Therapeutics, Inc.

By:
Title:

[Eligible Employee]	Date